SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 26, 2006
Date of Report (Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
     On June 28, 2006, Fisher Communications, Inc. announced that its wholly-owned subsidiary, Fisher Broadcasting Company (“Fisher”) has entered into a Stock Purchase Agreement to acquire the stock of African-American Broadcasting of Bellevue, Inc. (“AAB”), licensee of television station KWOG, Bellevue, Washington. Upon execution of the Stock Purchase Agreement, Fisher acquired a minority 25% ownership interest in AAB. Acquisition of the controlling 75% interest will occur following Federal Communications Commission (“FCC”) approval of a transfer of control of AAB.
     Fisher has also entered into a Local Marketing Agreement with AAB on June 26, 2006 whereby Fisher will assist AAB with programming, management and operations service until the transaction is consummated. The transaction is subject to approval from the FCC as well as customary closing conditions.
     A press release announcing the purchase is included as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits
99.1  Press release, dated June 28, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: June 29, 2006	By	/s/ Judith A. Endejan
Judith A. Endejan
Senior Vice President General Counsel

Exhibit Index
99.1     Press release, dated June 28, 2006.